Exhibit 99.1

Investor and Financial Contacts:

Amanda Clardy

Vice President, Investor Relations

(760) 603-7200

Invitrogen Announces Third Quarter 2006 Results

CARLSBAD, CA, October 26, 2006 — Invitrogen Corporation (Nasdaq: IVGN) today announced results for its third quarter ended September 30, 2006. Revenues for the third quarter were $311 million, an increase of 7% over the $290 million reported for the third quarter of 2005. Foreign currency translation had a positive 1 percentage point impact on sales growth rate. Net loss for the third quarter was $130 million versus a net income of $24 million for the same quarter in 2005. The third quarter net loss was due to a non-cash charge of $150 million associated with a goodwill impairment within the Cell Culture Systems segment. GAAP earnings per share for the third quarter of 2006 were a loss of $2.53 per share, as compared to a gain of $0.42 per share reported in the third quarter of 2005. Earnings per share in third quarter 2006 includes the impact from goodwill impairment of $2.85 per share, and stock option expense of $.15 per share.

Invitrogen reports pro forma results, which exclude certain items primarily related to acquisitions, business divestitures and stock option expensing. The Company reports these pro forma results to better enable financial statement users to assess our historical performance and project our future earnings and cash flows. Reconciliations between Invitrogen’s results and pro forma results for the periods reported are presented in the attached tables and on the Company’s Investor Relations web page at www.invitrogen.com.

Pro forma net income for the third quarter of 2006 was $46 million, or $0.87 per share, compared with pro forma net income in the third quarter of 2005 of $47 million, or $0.80 per share, representing an increase of 9% year over year in earnings per share.

Through the first nine months of 2006, revenues for the Company were $934 million, a 7% increase over revenues in the first nine months of 2005 of $873 million. Pro forma net income for the first nine months was $144 million, or $2.67 earnings per share, compared with $148 million, or $2.56 earnings per share for the same period in 2005.

Third Quarter Review

Third quarter revenue growth of 7% included a net positive impact from acquisitions, divestitures, currency translation and 3% organic growth. The organic growth was driven by both the BioDiscovery and Cell Culture Systems reporting segments. The BioDiscovery segment grew 2% organically with good growth in a number of areas such as cellular and protein analysis, partially offset by less than anticipated growth in selected acquisitions and continued weakness in Japan; Cell Culture Systems grew 4% organically attributable to solid growth in both research and production media, which was partially offset by a decline in its sera business unit.

Third quarter 2006 pro forma gross margin was 58% versus 62% last year. BioDiscovery gross margin decreased to 64% in the third quarter of 2006 from 70% last year, primarily due to an unfavorable mix of lower margin products and increased manufacturing costs. Cell Culture Systems gross margin was 48%, a slight increase over the same period last year.

Pro forma operating margin was 22% of revenues in the third quarter of 2006 versus 24% in the third quarter of 2005. The decline was driven by a decrease in gross margin, which was partially offset by a reduction in the accrual for incentive compensation due to the Company’s expected full year performance.

“After three consecutive years of double-digit revenue and earnings growth, we had expectations to achieve similar results this year. That has clearly not happened. As a result, we are executing plans to refocus the business on those areas where either science or our leading brand can provide meaningful differentiation. These actions include focusing on improving our go-to-market strategy in regional markets to ensure our sales growth matches the leading reputation we hold for being the quality and technology leader in scientific tools, completing the acquisition integrations, and responsibly reducing our cost structure. These action plans will set the company up for a solid year of execution in 2007.” said Greg Lucier, Chairman and CEO, Invitrogen Corporation.

Cash flows from operating activities were $129 million for the nine months ended September 30, 2006. Capital expenditures were $44 million during the first nine months of 2006. Free cash flow, defined as cash from operating activities less capital expenditures, was $84 million for the first nine months of 2006.

Share Repurchase Program

Cash and investments on September 30, 2006 was $513 million, a decline of $239 million from December 31, 2005. The decline was primarily a result of the company’s stock repurchase program under which approximately 4.7 million shares of common stock were repurchased at a cost of $287 million as of September 30, 2006.

“In August, the Board of Directors authorized a $500 million share repurchase program. The first phase of our program was completed in early October. We have $200 million remaining on the share authorization. We will continue to execute upon our buyback plan, but the amount and timing will depend on many different factors, including stock price, other needs of cash and 4th quarter cash generation.” stated David Hoffmeister, CFO, Invitrogen Corporation.

Conference Call and Webcast Details

The Company will discuss its financial and business results as well as its business outlook on its conference call at 5 pm Eastern Time today. This conference call will contain forward-looking information. The conference call will include a discussion of “non-GAAP financial measures” as that term is defined in Regulation G. For actual results, the most directly comparable GAAP financial measures and information reconciling these non-GAAP financial measures to the Company’s financial results determined in accordance with GAAP, as well as other material financial and statistical information to be discussed on the conference call will be posted at the Company’s Investor Relations website at www.invitrogen.com.

The conference call will be webcast live over the Company’s investor relations website at www.invitrogen.com and will be archived at the site for one month.

To listen to the live conference call, please dial (888) 396-2356 (domestic) or (617) 847-8709 (international) and use passcode 17178737. A replay of the call will be available for one week by dialing (888) 286-8010 (domestic) and (617) 801-6888 (international). The passcode is 20822144.

About Invitrogen

Invitrogen Corporation (Nasdaq: IVGN) provides products and services that support academic and government research institutions and pharmaceutical and biotech companies worldwide in their efforts to improve the human condition. The Company provides essential life science technologies for disease research, drug discovery, and commercial Cell Culture Systems. Invitrogen’s own research and development efforts are focused on breakthrough innovation in all major areas of biological discovery including functional genomics, proteomics and cell biology — placing Invitrogen’s products in nearly every major laboratory in the world. Founded in 1987, Invitrogen is headquartered in Carlsbad, California and conducts business in more than 70 countries around the world. The Company globally employs approximately 4,800 scientists and other professionals and had revenues of $1.2 billion in 2005. For more information about Invitrogen, visit the Company’s web site at www.invitrogen.com.

Statement Regarding Use of Non-GAAP Measures

We regularly have reported non-GAAP measures for net income and earnings per share as pro forma results. These measures are provided as supplementary information and are not a substitute for, or superior to, financial measures calculated in accordance with GAAP. These pro forma measures are limited because they do not reflect the entirety of our business results.

We define our pro forma results as our GAAP results excluding the after tax impact of the following items:

•	Acquisition related amortization

•	In process research and development expenses

•	Acquisition related gains and losses

•	Asset impairment charges related to a portfolio review

•	Business consolidation costs required to realize cost synergies from combining our acquired entities with our existing operations

•	Certain significant one time events that are unlikely to recur

•	Share based payment expenses as a result of adoption of FAS123R

Management views these excluded items as not indicative of the operating results or cash flows of its operations and excludes these items as a supplemental disclosure to assist investors in evaluating and assessing our past and future operational performance. This presentation of our pro forma results is consistent with how management internally evaluates the performance of its operations.

We encourage investors to carefully consider our results under GAAP, as well as our pro forma disclosures and the reconciliation between these presentations to more fully understand our business. Reconciliations between GAAP results and pro forma results are presented on the following pages.

Safe Harbor Statement

Certain statements contained in this press release and in today’s conference call are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and it is Invitrogen’s intent that such statements be protected by the safe harbor created thereby. Such statements include, but are not limited to statements regarding Invitrogen’s: 1) financial projections, including revenue and pro forma earnings per share; 2) plans to address underperforming businesses in our portfolio; 3) momentum in 2006; 4) ability to generate new products that will accelerate scientific research and our future growth; 5) integration of acquired businesses; 6) plans to repurchase the Company’s Common Stock or Convertible Notes; and 7) plans to optimize expenses and increase operating margins. Such forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to a) the Company’s ability to identify promising technology and new product development opportunities; b) the Company’s ability to identify and implement measures to effect cost savings and efficiency improvements; and c) the Company’s ability to identify acquisitions and organic growth opportunities that will position it to serve growing markets, as well as other risks and uncertainties detailed from time to time in Invitrogen’s Securities and Exchange Commission filings.

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INVITROGEN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

AND RECONCILIATION OF PRO FORMA ADJUSTMENTS(1)

(in thousands, except per share data) (unaudited)	For the three months ended September 30, 2006				For the three months ended September 30, 2005
	GAAP	Adjustments		Pro forma	GAAP	Adjustments		Pro forma
Revenues	$311,043	$—		$311,043	$289,639	$—		$289,639
Cost of revenues	131,006	(1,032	)(2)(3)(4)	129,974	116,515	(5,222	)(2)(3)	111,293

Gross profit	180,037	1,032		181,069	173,124	5,222		178,346

Gross margin	58%			58%	60%			62%
Operating expenses:
Sales and marketing	59,878	(1,185	)(3)(4)	58,693	52,644	(61	)(3)	52,583
General and administrative	35,470	(7,153	)(3)(4)	28,317	31,142	(12	)(3)	31,130
Research and development	26,797	(1,025	)(3)(4)	25,772	26,400	(216	)(3)	26,184
Purchased intangibles amortization	179,310	(179,310	)(5)(6)	—	29,509	(29,509	)(5)	—
Business consolidation costs	2,644	(2,644	)(7)	—	—	—		—

Total operating expenses	304,099	(191,317)		112,782	139,695	(29,798)		109,897

Operating income (loss)	(124,062)	192,349		68,287	33,429	35,020		68,449
Operating margin	nm			22%	12%			24%
Interest income	7,471	—		7,471	7,593	—		7,593
Interest expense	(8,089)	—		(8,089)	(9,129)	—		(9,129)
Other income (expense), net	(1,821)	—		(1,821)	1,553	—		1,553

Total other income (expense), net	(2,439)	—		(2,439)	17	—		17

Income (loss) before provision for income taxes	(126,501)	192,349		65,848	33,446	35,020		68,466
Income tax provision	(3,292)	(16,809	)(8)	(20,101)	(9,579)	(12,234	)(8)	(21,813)

Net income (loss)	$(129,793)	$175,540		$45,747	$23,867	$22,786		$46,653
Effective tax rate	-2.6%			30.5%	28.6%			31.9%
Add back interest expense for subordinated debt, net of tax	—	120	(9)	120	1,825	—		1,825

Numerator for diluted earnings per share	$(129,793)	$175,660		$45,867	$25,692	$22,786		$48,478

Earnings (loss) per common share:
Basic	$(2.53)			$0.89	$0.45			$0.89

Diluted	$(2.53)			$0.87	$0.42			$0.80

Weighted average shares used in per share calculation:
Basic	51,271	—		51,271	52,622	—		52,622
Diluted	51,271	1,314	(9)	52,585	60,704	—		60,704

(1)	The Company has regularly reported pro forma results which exclude the amortization of purchased intangibles, charges for inventory revaluation on products sold that were previously written-up under purchase accounting rules, in-process research and development and acquisition related deferred compensation to provide a supplemental comparison of results of operations. In addition, expenses related to share-based payments as a result of the adoption of Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payments,” have been excluded from 2006 pro forma results.

(2)	Add back noncash charges for purchase accounting inventory revaluations of $0.3 million and $5.2 million for the three months ended September 30, 2006 and 2005, respectively.

(3)	Add back amortization of deferred compensation totaling $0.1 million and $0.4 million for the three months ended September 30, 2006 and 2005, respectively, related to stock option plans assumed in business combinations.

(4)	Add back expenses related to share-based payments as a result of the adoption of Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payments,” of $9.9 million for the three months ended September 30, 2006.

(5)	Add back amortization of purchased intangibles.

(6)	Add back goodwill impairment charge recorded for the three months ended September 30, 2006.

(7)	Add back business consolidation costs.

(8)	Pro forma tax expense is higher than GAAP tax expense primarily because certain acquisition related costs such as charges for inventory revaluation, amortization of acquired intangibles, in-process research and development and deferred compensation are deducted for GAAP purposes but excluded for pro forma purposes. In addition, 2006 GAAP net income includes expenses related to share-based payments as a result of the adoption of Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payments,” which are deducted for GAAP purposes but excluded for pro forma purposes. These deductions produce a GAAP only tax benefit which is added back for pro forma presentation.

(9)	The effect of convertible senior notes and stock options were antidilutive for GAAP purposes, but excluded for pro forma purposes.

INVITROGEN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

AND RECONCILIATION OF PRO FORMA ADJUSTMENTS(1)

(in thousands, except per share data) (unaudited)	For the nine months ended September 30, 2006				For the nine months ended September 30, 2005
	GAAP	Adjustments		Pro forma	GAAP	Adjustments		Pro forma
Revenues	$933,684	$—		$933,684	$873,176	$—		$873,176
Cost of revenues	373,416	(6,597	)(2)(3)(4)	366,819	351,347	(17,168	)(2)(3)	334,179

Gross profit	560,268	6,597		566,865	521,829	17,168		538,997

Gross margin	60%			61%	60%			62%
Operating expenses:
Sales and marketing	183,690	(3,658	)(3)(4)	180,032	157,418	(182	)(3)	157,236
General and administrative	116,665	(22,083	)(3)(4)	94,582	93,145	(35	)(3)	93,110
Research and development	82,311	(3,145	)(3)(4)	79,166	71,904	(647	)(3)	71,257
Purchased intangibles amortization	238,738	(238,738	)(5)(6)	—	85,276	(85,276	)(5)	—
Purchased in-process research and development	—	—		—	13,886	(13,886	)(7)	—
Business consolidation costs	8,043	(8,043	)(8)	—	—	—		—

Total operating expenses	629,447	(275,667)		353,780	421,629	(100,026)		321,603

Operating income (loss)	(69,179)	282,264		213,085	100,200	117,194		217,394
Operating margin	-7%			23%	11%			25%
Interest income	21,863	—		21,863	18,543	—		18,543
Interest expense	(24,566)	—		(24,566)	(24,163)	—		(24,163)
Other income (expense), net	634	(1,344	)(9)	(710)	27,535	(20,123	)(10)	7,412

Total other income (expense), net	(2,069)	(1,344)		(3,413)	21,915	(20,123)		1,792

Income (loss) before provision for income taxes	(71,248)	280,920		209,672	122,115	97,071		219,186
Income tax provision	(19,647)	(46,190	)(11)	(65,837)	(36,268)	(34,529	)(11)	(70,797)

Net income (loss)	$(90,895)	$234,730		$143,835	$85,847	$62,542		$148,389
Effective tax rate	-27.6%			31.4%	29.7%			32.3%
Add back interest expense for subordinated debt, net of tax	—	485	(12)	485	6,225	—		6,225

Numerator for diluted earnings per share	$(90,895)	$235,215		$144,320	$92,072	$62,542		$154,614

Earnings (loss) per common share:
Basic	$(1.73)			$2.74	$1.65			$2.85

Diluted	$(1.73)			$2.67	$1.52			$2.56

Weighted average shares used in per share calculation:
Basic	52,499	—		52,499	52,051	—		52,051
Diluted	52,499	1,578	(12)	54,077	60,465	—		60,465

(1)	The Company has regularly reported pro forma results which exclude the amortization of purchased intangibles, charges for inventory revaluation on products sold that were previously written-up under purchase accounting rules, in-process research and development and acquisition related deferred compensation to provide a supplemental comparison of results of operations. In addition, expenses related to share-based payments as a result of the adoption of Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payments,” have been excluded from 2006 pro forma results.

(2)	Add back noncash charges for purchase accounting inventory revaluations of $4.4 million and $17.0 million for the nine months ended September 30, 2006 and 2005, respectively.

(3)	Add back deferred compensation amortization totaling $0.5 million and $1.1 million for the nine months ended September 30, 2006 and 2005, related to stock option plans assumed in business combinations.

(4)	Add back expenses related to share-based payments as a result of the adoption of Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payments,” of $30.6 million for the nine months ended September 30, 2006.

(5)	Add back amortization of purchased intangibles.

(6)	Add back goodwill impairment charge recorded for the nine months ended September 30, 2006.

(7)	Add back in-process research and development.

(8)	Add back business consolidation costs.

(9)	Deduct gain on the sale of a business operation.

(10)	Deduct gain on foreign currency transaction, net of loss on sale of investments, used for business acquisitions.

(11)	Pro forma tax expense is higher than GAAP tax expense primarily because certain acquisition related costs such as charges for inventory revaluation, amortization of acquired intangibles, in-process research and development and deferred compensation are deducted for GAAP purposes but excluded for pro forma purposes. In addition, 2006 GAAP net income includes expenses related to share-based payments as a result of the adoption of Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payments,” which are deducted for GAAP purposes but excluded for pro forma purposes. These deductions produce a GAAP only tax benefit which is added back for pro forma presentation.

(12)	The effect of convertible senior notes and stock options were antidilutive for GAAP purposes, but excluded for pro forma purposes.

INVITROGEN CORPORATION

EBITDA INFORMATION

	For the three months ended September 30,		For the nine months ended September 30,
(in thousands) (unaudited)	2006	2005	2006	2005
Operating income reported under GAAP	$(124,062)	$33,429	$(69,179)	$100,200
Add back in-process research and development and merger related amortization and goodwill impairment charge	179,763	35,020	243,574	117,194
Add back depreciation	9,880	9,428	29,810	28,583
Add back amortization of non merger-related deferred compensation	12,029	1,704	36,134	4,342
Add back amortization of all other intangible assets	1,020	1,134	2,240	3,047

EBITDA	$78,630	$80,715	$242,579	$253,366

INVITROGEN CORPORATION

BUSINESS SEGMENT HIGHLIGHTS

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2006 AND 2005

(in thousands) (unaudited)	Bio Discovery	Cell Culture	Unallocated(1)	Total
Segment results for the three months ended September 30, 2006
Revenues	$201,161	$109,882	$—	$311,043

Gross profit	128,613	52,456	(1,032)	180,037

Gross margin	64%	48%		58%
Selling and administrative	65,182	21,828	8,338	95,348
Research and development	22,658	3,114	1,025	26,797
Purchased intangibles amortization, goodwill impairment and business consolidation costs	—	—	181,954	181,954

Operating income (loss)	$40,773	$27,514	$(192,349)	$(124,062)

Operating margin	20%	25%		nm
Segment results for the three months ended September 30, 2005
Revenues	$181,985	$107,654	$—	$289,639

Gross profit	127,222	51,124	(5,222)	173,124

Gross margin	70%	47%		60%
Selling and administrative	59,454	24,259	73	83,786
Research and development	23,078	3,106	216	26,400
Purchased intangibles amortization	—	—	29,509	29,509

Operating income (loss)	$44,690	$23,759	$(35,020)	$33,429

Operating margin	25%	22%		12%

(1)	Unallocated items for the three months ended September 30, 2006 and 2005 include noncash charges for purchase accounting inventory revaluations of $0.3 million and $5.2 million, amortization of purchased intangibles of $179.3 million and $29.5 million, amortization of deferred compensation of $0.1 million and $0.4 million, business consolidation costs of $2.6 million and $0 million, and expenses related to share-based payments as a result of the adoption of Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payments,” of $9.9 million and $0 million, respectively. These items are not allocated by management for purposes of analyzing the operations since they are principally non-cash or other costs resulting primarily from business restructuring or purchase accounting that are separate from ongoing operations.

INVITROGEN CORPORATION

BUSINESS SEGMENT HIGHLIGHTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006 AND 2005

(in thousands) (unaudited)	Bio Discovery	Cell Culture	Unallocated(1)	Total
Segment results for the nine months ended September 30, 2006
Revenues	$609,366	$324,318	$—	$933,684

Gross profit	413,235	153,630	(6,597)	560,268

Gross margin	68%	47%		60%
Selling and administrative	200,956	73,658	25,741	300,355
Research and development	69,605	9,561	3,145	82,311
Purchased intangibles amortization, goodwill impairment, and business consolidation costs	—	—	246,781	246,781

Operating income (loss)	$142,674	$70,411	$(282,264)	$(69,179)

Operating margin	23%	22%		-7%
Segment results for the nine months ended September 30, 2005
Revenues	$529,758	$343,418	$—	$873,176

Gross profit	374,467	164,530	(17,168)	521,829

Gross margin	71%	48%		60%
Selling and administrative	175,147	75,199	217	250,563
Research and development	62,519	8,738	647	71,904
Purchased inventory amortization and in-process research and development	—	—	99,162	99,162

Operating income (loss)	$136,801	$80,593	$(117,194)	$100,200

Operating margin	26%	23%		11%

(1)	Unallocated items for the nine months ended September 30, 2006 and 2005, include costs for purchase accounting inventory revaluations of $4.4 million and $17.0 million, amortization of purchased intangibles of $238.7 million and $85.3 million, in-process research and development of $0 million and $13.9 million and amortization of deferred compensation of $0.5 million and $1.1 million, business consolidation costs of $8.0 million and $0 million, and expenses related to share-based payments as a result of the adoption of Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payments,” of $30.6 million and $0 million, respectively. These items are not allocated by management for purposes of analyzing the operations since they are principally non-cash or other costs resulting primarily from business restructuring or purchase accounting that are separate from ongoing operations.

INVITROGEN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the nine months ended September 30,
(in thousands)(unaudited)	2006	2005
Net income	$(90,895)	$85,847
Add back in-process research and development merger related amortization and goodwill impairment	243,574	117,194
Add back depreciation	29,810	28,583
Balance sheet changes	(66,524)	(2,030)
Other noncash adjustments	12,658	(11,353)

Net cash provided by operating activities	128,623	218,241
Capital expenditures	(44,381)	(51,009)

Free cash flow	84,242	167,232
Net cash provided by other investing activities	263,397	11,297
Net cash (used in) provided by financing activities	(315,621)	249,671
Effect of exchange rate changes on cash	10,559	(26,451)

Net increase in cash and cash equivalents	$42,577	$401,749

INVITROGEN CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)	September 30, 2006	December 31, 2005
	(unaudited)
ASSETS
Current assets:
Cash and investments	$512,503	$751,872
Trade accounts receivable, net of allowance for doubtful accounts	201,686	194,942
Inventories	155,306	136,753
Deferred income taxes	37,825	35,147
Prepaid expenses and other current assets	29,319	32,482

Total current assets	936,639	1,151,196
Property and equipment, net	291,141	278,447
Goodwill	1,731,999	1,866,288
Intangible assets, net	412,213	490,996
Long-term investments	364	187
Other assets	91,506	89,935

Total assets	$3,463,862	$3,877,049

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$178,428	$234,246
Accounts payable, accrued expenses and other current liabilities	199,060	244,344
Income taxes	20,351	32,987

Total current liabilities	397,839	511,577
Long-term debt	1,152,128	1,151,923
Pension liabilities	21,593	16,431
Deferred income tax liability	112,368	141,432
Other long-term liabilities	13,508	13,892
Stockholders’ equity	1,766,426	2,041,794

Total liabilities and stockholders’ equity	$3,463,862	$3,877,049